UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 21, 2024

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Commission File Number
001-32559
Commission File Number
333-177186

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205)
969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 21, 2024, affiliates of MPT Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (together, the “Company”), agreed to terms of a secured loan facility with a consortium of institutional investors that provides for a term loan in aggregate principal amount of approximately £631 million ($800 million) secured by a portfolio of 27 properties located in the United Kingdom currently leased to affiliates of Circle Health Holdings Limited, and completed the transaction on May 24, 2024.
The facility carries a fixed rate of 6.877% over its
10-year
term, excluding fees and expenses, and is payable interest-only (quarterly in advance) through the maturity date. The facility is secured by first priority mortgages or similar security instruments on the relevant properties, including assignments of rents and security over accounts, and is non-recourse
to the Company.
The facility is subject to customary events of default, including, without limitation, payment defaults, insolvency-related events and defaults caused by a failure to perform obligations as provided under the loan documents or by breach of representations and warranties. The loan documents also contain customary financial and leasing covenants, cash management and reserve requirements, requirements regarding the management and maintenance of the properties and maintenance of insurance on the properties, transfer restrictions and limitations on the incurrence of debt and granting of liens. If an event of default shall occur and be continuing under the facility, the principal amount outstanding, together with all accrued and unpaid interest and other amounts owing in respect thereof, including a make-whole amount, may be declared immediately due and payable by the lenders.
The borrowers are required to pay certain fees and expenses to the secured lenders in connection with the facility, including an origination and arrangement fee, a servicing and management fee, a security agent fee, a cash management fee and an exit fee payable at maturity or upon prepayment. Outstanding amounts under the facility may be prepaid at any time prior to the maturity date, in whole or in part, subject to a minimum prepayment amount and the payment of a make-whole premium equal to the sum of outstanding interest payment due through the maturity date, plus an exit fee, as applicable.
The Company intends to use the net proceeds of the facility to repay outstanding debt, including the Company’s £105 million secured term loan maturing in December 2024, a portion of its unsecured British pound sterling term loan maturing in January 2025, and a portion of its revolving credit facility, as well as for other general corporate purposes.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: May 28, 2024